QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
GRIC COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

                      April 13, 2001

To Our Stockholders:

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders of GRIC Communications, Inc., a Delaware corporation (the "Company" or "GRIC"), to be held at the Sheraton Hotel, 1801 Barber Lane, Milpitas, California 95035, on Wednesday, May 16, 2001, at 10:00 a.m., local time.

    The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

    It is important that you use this opportunity to take part in the affairs of GRIC by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

    We look forward to seeing you at the meeting.

                      Sincerely,

                      David L. Teichmann
                       Vice President, General Counsel and Secretary

GRIC COMMUNICATIONS, INC.

1421 McCarthy Blvd.
Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GRIC Communications, Inc., a Delaware corporation (the "Company" or "GRIC"), will be held at the Sheraton Hotel, 1801 Barber Lane, Milpitas, California 95035, on Wednesday, May 16, 2001, at 10:00 a.m., local time for the following purposes:

  1.
  To elect six directors of the Company, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation, death or removal. The Company's Board of Directors intends to present the following nominees for election as directors:

Roger L. Peirce	Thomas Denys
Dr. Hong Chen	Dr. Yen-Son (Paul) Huang
Bharat Davé	Kheng Nam Lee
  2.
  To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 30, 2001 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      David L. Teichmann
                       Vice President, General Counsel and Secretary

Milpitas, California
April 13, 2001

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

GRIC COMMUNICATIONS, INC.

1421 McCarthy Blvd.
Milpitas, California 95035

PROXY STATEMENT
2001 ANNUAL MEETING OF STOCKHOLDERS

April 13, 2001

    The accompanying proxy is solicited on behalf of the Board of Directors of GRIC Communications, Inc., a Delaware corporation (the "Company" or "GRIC"), for use at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Hotel, 1801 Barber Lane, Milpitas, California 95035, on Wednesday, May 16, 2001 at 10:00 a.m., local time (the "Meeting"). Only holders of record of the Company's common stock (the "Common Stock") at the close of business on March 30, 2001 (the "Record Date") will be entitled to vote at the Meeting. At the close of business on the Record Date, the Company had 19,799,787 shares of Common Stock outstanding and entitled to vote. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about April 13, 2001. An annual report on Form 10-K for the year ended December 31, 2000 is enclosed with the Proxy Statement.

    GRIC's principal executive offices are located at 1421 McCarthy Blvd., Milpitas, California 95035. GRIC's telephone number at that location is (408) 955-1920.

VOTING RIGHTS AND SOLICITATION OF PROXIES

    Each share of Common Stock outstanding on the Record Date is entitled to one vote.

    Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Proposal 2 requires for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the proposal. All votes will be tabulated by the inspector of election appointed for the Meeting, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and have the same effect as negative votes with regard to Proposal 2. In the event that a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, such broker non-votes will not be counted in determining whether Proposal 2 has been approved.

EXPENSES OF SOLICITATION

    The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and its agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

    Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Company (attention: David L. Teichmann, Vice President, General Counsel and Secretary) stating that the proxy is revoked, by a subsequent proxy that is signed and dated by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

    The Board of Directors of GRIC has nominated for election as directors each of the following persons to serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified or until such director's earlier resignation, death or removal: Roger L. Peirce, Dr. Hong Chen, Bharat Davé, Thomas Denys, Dr. Yen-Son (Paul) Huang and Kheng Nam Lee.

    Shares represented by the accompanying proxy will be voted "for" the election of the nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. The size of the Company's Board is currently set at eight members. Each of the nominees is currently a director of the Company. In the event that any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the present Board may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

Name of Director	Age	Principal Occupation	Director Since
Roger L. Peirce(1)	59	Chairman of the Board of Directors	1998
Dr. Hong Chen	38	Chief Executive Officer and Director	1994
Bharat Davé	48	President, Chief Operating Officer and Director	2000
Thomas Denys(1)	33	General Counsel and Senior Vice President of Lernout & Hauspie Speech Products N.V.	2000
Dr. Yen-Son (Paul) Huang(2)	55	President and Chief Executive Officer of Novas Software	1995
Kheng Nam Lee(2)	53	President of Vertex Management (II) Pte Ltd	1999

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

    Roger L. Peirce has served as our Chairman since July 1999 and as a director since March 1998. From August 1998 to March 1999, Mr. Peirce was Chairman and Chief Executive Officer of U.S. Wireless Data, a wireless point-of-sale services provider. From 1994 to June 1998, he was Group President of Merchant Services for First Data Corp., a credit card processing services company. From 1981 to 1994, he held various positions at VISA International, a credit card company, most recently as

Chief Operating Officer. Mr. Peirce holds a B.A. degree in Mathematics from San Jose State University.

    Dr. Hong Chen, one of our co-founders, has served as our Chief Executive Officer since our inception in 1994. Dr. Chen also served as Chairman from 1994 to July 1999, as President from July 1999 to March 2001 and continues to serve as a director. From 1993 to 1994, Dr. Chen was Senior Consultant with TRW Financial Systems, a systems integrator. Dr. Chen also serves as a technical advisory board member for the Industry Technology Research Institute in Taiwan. Dr. Chen holds a B.S. degree in Computer Science from Xian Jiaotong University and M.S. and Ph.D degrees in Computer Science from State University of New York at Stony Brook. Dr. Chen is married to Ms. Lynn Liu, who is currently a member of the Company's Board of Directors.

    Bharat Davé has served as our Chief Operating Officer since September 2000 and as our President since March 2001. From October 1998 to August 2000, he was employed by Infineon Technologies Corporation, a manufacturer of semiconductor products, most recently as President and CEO North America. From 1988 to September 1998, he held a variety of positions at Siemens Business Communications Systems, Inc. Mr. Davé holds a B.S. degree in Electrical Engineering from University of New Haven.

    Thomas Denys has served as a director since May 2000. Since January 2001, Mr. Denys has served as General Counsel and Senior Vice President for Lernout & Hauspie Speech Products N.V., Dictaphone Corporation and L&H Holdings USA, Inc. From July 1998 to December 2000, Mr. Denys served as a Managing Director and Partner of L&H Investment Company N.V. From 1992 to July 1998, he was a Senior Associate for Business and Finance at the European law firm of Loeff Claeys Verbeke. He was an Assistant Professor at the Catholic University of Leuven, Belgium between 1995 and 1998. Mr. Denys holds a Master of Law and a postgraduate degree in Finance from the Catholic University of Leuven, a Master in German Law from the University of Tübingen and DAAD and a degree in Advanced Corporate Finance from the Amsterdam Institute of Finance.

    Dr. Yen-Son (Paul) Huang has served as a director since August 1995. Since June 1996, Dr. Huang has served as Chairman and Chief Executive Officer of Novas Software, Inc., an integrated circuit debugging company. From 1990 to May 1996, Dr. Huang was a co-founder and Vice President of Quickturn Design Systems, an integrated circuit emulation company. Dr. Huang serves on the board of directors of Quickturn Design Systems. Dr. Huang holds B.S. and M.S. degrees in Electrical Engineering from the National Chiao-Tung University in Taiwan and a Ph.D degree in Electrical Engineering from Santa Clara University.

    Kheng Nam Lee has served as a director since August 1999. Since 1983, Mr. Lee has served Vertex Group in several capacities, including as President of Vertex Management (II) Pte Ltd., a venture fund management firm, since March 1995. Mr. Lee holds a B.S. degree in Mechanical Engineering from Queen's University in Canada, an M.S. degree in Operations Research and System Analysis from the U.S. Naval Postgraduate School and a degree in Business Administration from the University of Singapore.

Board of Directors Meetings and Committees

    Board of Directors.  During fiscal year 2000, the Board met eight times, including four telephone conference meetings, and acted by written consent two times. Dr. Huang, Mr. Lee and Mr. Denys attended fewer than 75%, and each of the other directors attended 75% or more, of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

    Standing committees of the Board include a Compensation Committee and an Audit Committee.

    Compensation Committee.  Messrs. Huang, Lee and Meresman (who is not standing for reelection) are the current members of the Compensation Committee. The Compensation Committee met six times during 2000. The Compensation Committee makes decisions regarding all forms of salary paid to the executive officers of the Company; makes decisions regarding the grant of all forms of bonus compensation and recommendations regarding the grant of stock compensation provided to executive officers of the Company; makes decisions regarding the long-term strategy of employee compensation and the types of stock and other compensation plans to be used by the Company and the shares and amounts reserved thereunder, and any other compensation matters as from time to time directed by the Board of Directors; and administers the Company's employee stock and option plans.

    Audit Committee.  Messrs. Peirce, Denys and Meresman (who is not standing for reelection) are the current members of the Audit Committee. The Audit Committee met four times during 2000, and acted by written consent one time. The Audit Committee meets with the Company's independent auditors to review the adequacy of the Company's internal control systems and financial reporting procedures; reviews the general scope of the Company's annual audit and the fees charged by the independent auditors; reviews and monitors the performance of non-audit services by the Company's independent auditors; reviews the fairness of any proposed transaction between the Company and any officer, director or other affiliate of the Company (other than transactions subject to the review of the Compensation Committee), and after such review, makes recommendations to the full Board; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which the Company's Common Stock may be listed. The Company intends for the composition of the Audit Committee to reflect the independence, financial experience and financial understanding requirements as defined by the rules of The Nasdaq Stock Market as of June 14, 2001.

Votes Required

    Directors are elected by a plurality of the votes present in person at the Meeting or represented by proxy and entitled to vote.

The Board of Directors recommends that the stockholders
vote "FOR" the election of each of the nominees listed above.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 2001, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Fees for the last annual audit were $535,000 and all other fees were $125,980, including audit related services of $84,000, and nonaudit services of $41,980. Audit related services generally include fees for statutory audits, accounting consultations, and SEC registration statements. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Meeting will be required to ratify the selection of Ernst & Young LLP.

The Board of Directors recommends that the stockholders
vote "FOR" the ratification of the appointment of Ernst & Young LLP as GRIC's independent auditors for the fiscal year ending December 31, 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of March 31, 2001, with respect to the beneficial ownership of the Common Stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and director nominee of GRIC, (iii) each Named Executive Officer (as defined below) and (iv) all current directors and executive officers of GRIC as a group.

	Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class
Kheng Nam Lee(2)	2,698,666	13.6%
Dr. Hong Chen(3)	1,384,857	6.9%
Thomas Denys(4)	561,979	2.8%
Lynn Y. Liu(5)	535,714	2.7%
Dr. Yen-Son (Paul) Huang(6)	245,333	1.2%
Joseph M. Zaelit(7)	131,555	*
Roger L. Peirce(8)	106,142	*
Kristin L. Steinmetz(9)	88,066	*
Stanley J. Meresman(10)	75,785	*
David L. Teichmann(11)	50,238	*
Philip M. Sakakihara(12)	34,049	*
Barron B. Cox(13)	24,026	*
Bharat Davé(14)	11,150	*
All current directors and executive officers as a group (15 persons)(15)	5,929,465	29.9%

*
Represents less than 1% of our outstanding common stock.

(1)
This table is based on information supplied by executive officers, directors, director nominees and principal stockholders of GRIC and on any Schedules 13D or 13G filed with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 31, 2001 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting power and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)
Includes 1,946,426 shares held of record by Vertex Investment (II) Ltd., 688,240 shares held of record by Vertex Technology Fund Ltd., 54,000 shares held of record by Vertex Investment International (I) Inc. and 10,000 shares subject to options exercisable within 60 days of March 31, 2001. Mr. Lee is the President of these entities. Mr. Lee disclaims beneficial ownership of the shares held by each of the entities, except to the extent he has a pecuniary interest in these entities. The address of these entities is 77 Science Park Drive, #02-15 Cintech III, Singapore Science Park, Singapore 118256.

(3)
Includes 136,000 shares subject to options exercisable within 60 days of March 31, 2001. Does not include 535,714 shares held by Dr. Chen's spouse, Lynn Y. Liu.

(4)
Includes 10,000 shares subject to options exercisable within 60 days of March 31, 2001 and 551,979 shares held of record by L&H Investment Company, N.V., of which Mr. Denys is Co-chairman and a Managing Director. Mr. Denys disclaims beneficial ownership of these shares.

(5)
Does not include 1,384,857 shares held by Ms. Liu's spouse, Dr. Hong Chen.

(6)
Includes 7,500 shares subject to options exercisable within 60 days of March 31, 2001 and 97,498 shares held of record by The Huang Revocable Living Trust dated February 7, 1996, of which Dr. Huang is a trustee.

(7)
Includes 1,000 shares held of record by Daniel Zaelit and 1,000 shares held of record by Joseph C. Zaelit, each a son of Mr. Zaelit, and 86,772 shares subject to options exercisable within 60 days of March 31, 2001. Mr. Zaelit disclaims beneficial ownership of the shares held by Joseph C. Zaelit.

(8)
Includes 102,142 shares subject to options exercisable within 60 days of March 31, 2001.

(9)
Includes 76,385 shares subject to options exercisable within 60 days of March 31, 2001.

(10)
Includes 35,714 shares held of record by Stanley J. Meresman and Sharon A. Meresman, Trustees of the Meresman Family Trust U/D/T dated September 19, 1989, as amended, of which Mr. Meresman is a trustee, and 36,071 shares subject to options exercisable within 60 days of March 31, 2001.

(11)
Includes 200 shares held of record by each of Mr. Teichmann's two minor children and 36,395 shares subject to options exercisable within 60 days of March 31, 2001.

(12)
At the time that Mr. Sakakihara ceased to be an employee of GRIC, we reported holdings of 53,478 shares. Mr. Sakakihara ceases to have reporting obligations. To the best of our knowledge, we believe these to be his current holdings.

(13)
Includes 19,692 shares subject to options exercisable within 60 days of March 31, 2001.

(14)
Includes 10,000 shares subject to options exercisable within 60 days of March 31, 2001 and 1,050 shares held of record by Neil Davé and 100 shares held by Jayesh Davé, each a son of Mr. Davé. Mr. Davé disclaims beneficial ownership of shares held by Jayesh Davé.

(15)
Includes 530,435 shares subject to options exercisable within 60 days of March 31, 2001. Excludes holdings for Messrs. Sakakihara and Cox, neither of whom were employed by GRIC as of March 31, 2001.

EXECUTIVE OFFICERS

    The following table sets forth information with respect to persons who served as an executive officer as of December 31, 2000.

Name	Age	Position
Roger L. Peirce	59	Chairman
Dr. Hong Chen	38	Chief Executive Officer and Director
Bharat Davé	48	President, Chief Operating Officer and Director
Joseph M. Zaelit	55	Senior Vice President, Finance and Administration and Chief Financial Officer
Kristin L. Steinmetz	41	Senior Vice President, Marketing and Business Development
David L. Teichmann	45	Vice President, General Counsel and Secretary
Barron B. Cox (1)	47	Vice President, Human Resources

(1)
Mr. Cox served as our Vice President, Human Resources from August 1999 until February 2001. His position was eliminated in connection with our restructuring of operations during the first quarter of 2001.

    Roger L. Peirce has served as our Chairman since July 1999 and as a director since March 1998. From August 1998 to March 1999, Mr. Peirce was Chairman and Chief Executive Officer of U.S. Wireless Data, a wireless point-of-sale services provider. From 1994 to June 1998, he was Group President of Merchant Services for First Data Corp., a credit card processing services company. From 1981 to 1994, he held various positions at VISA International, a credit card company, most recently as Chief Operating Officer. Mr. Peirce holds a B.A. degree in Mathematics from San Jose State University.

    Dr. Hong Chen, one of our co-founders, has served as our Chief Executive Officer since our inception in 1994. Dr. Chen also served as Chairman from 1994 to July 1999, as President from July 1999 to March 2001 and continues to serve as a director. From 1993 to 1994, Dr. Chen was Senior Consultant with TRW Financial Systems, a systems integrator. Dr. Chen also serves as a technical advisory board member for the Industry Technology Research Institute in Taiwan. Dr. Chen holds a B.S. degree in Computer Science from Xian Jiaotong University and M.S. and Ph.D degrees in Computer Science from State University of New York at Stony Brook. Dr. Chen is married to Ms. Lynn Liu, a member of the Company's Board of Directors.

    Bharat Davé has served as our Chief Operating Officer since September 2000 and as our President since March 2001. From October 1998 to August 2000, he was employed by Infineon Technologies Corporation, a manufacturer of semiconductor products, most recently as President and CEO North America. From 1988 to September 1998, he held a variety of positions at Siemens Business Communications Systems, Inc. Mr. Davé holds a B.S. degree in Electrical Engineering from University of New Haven.

    Joseph M. Zaelit has served as our Senior Vice President, Finance and Administration and Chief Financial Officer since January 1999. From 1993 to June 1998, he was employed by VeriFone, Inc., a manufacturer of electronic payment equipment, most recently as Senior Vice President, Finance and Administration and Chief Financial Officer. From 1973 to 1993, Mr. Zaelit held a variety of senior financial positions at Hewlett-Packard Company, most recently as Corporate Treasury Manager. Mr. Zaelit holds a B.S. degree in Accounting and an M.B.A. degree, each from the University of Utah, and is a Certified Public Accountant in California.

    Kristin L. Steinmetz has served as our Senior Vice President, Marketing and Business Development since July 2000. From 1991 to July 1999, she served in various positions at AT&T Corporation, a global telecommunications company, most recently as Vice President of Global Services, Consumer Marketing Vice President and Director of Strategy and Business Planning. From 1989 to 1991, she held the position of Senior Management Consultant at Edgar, Dunn and Company, a consulting firm. Ms. Steinmetz holds a B.A. degree in Zoology from the University of California at Berkeley and an M.B.A. degree from Cornell University.

    David L. Teichmann has served as our Vice President, General Counsel and Secretary since July 1998. From 1993 to July 1998, he served in various positions at Sybase, Inc., a software company, including Vice President, International Law as well as Director of European Legal Affairs based out of Sybase's Netherlands headquarters. From 1989 to 1993, Mr. Teichmann was Assistant General Counsel handling legal matters in Asia-Pacific, Japan, Canada and Latin America for Tandem Computers Corporation, a computer company. Mr. Teichmann holds a B.A. degree in Political Science from Trinity College, an M.A.L.D. degree in Law & Diplomacy from the Fletcher School of Law & Diplomacy and a J.D. degree from the University of Hawaii School of Law.

EXECUTIVE COMPENSATION

Officer Compensation

    The following table sets forth all compensation awarded to, earned by or paid for services rendered to GRIC in all capacities during the years ended December 31, 1998, 1999 and 2000 by (i) GRIC's chief executive officer, (ii) the four other most highly compensated executive officers other than the chief executive officer who earned at least $100,000 and were serving as executive officers as of December 31, 2000 and (iii) any other executive officers who earned at least $100,000 but were no longer serving as executive officers as of December 31, 2000 (collectively, the "Named Executive Officers").

Summary Compensation Table

					Long-Term Compensation Awards
	Annual Compensation
				All Other Compensation($)	Securities Underlying Options
	Year	Salary($)	Bonus($)
Dr. Hong Chen	2000	277,434	80,438	—	400,000
Chief Executive Officer	1999	206,077	79,400	—	—
	1998	180,551	—	—	—
Joseph M. Zaelit	2000	201,480	60,000	—	66,785
Senior Vice President, Finance and	1999	182,083	54,783	—	187,498
Administration and Chief Financial Officer	1998	—	—	—	—
Kristin L. Steinmetz(1)	2000	236,956	41,860		52,500
Senior Vice President, Marketing	1999	75,815	24,359	50,000	142,856
and Business Development	1998	—	—	—	—
David L. Teichmann	2000	193,138	46,080	—	14,000
Vice President, General Counsel	1999	175,000	31,875	—	17,857
and Secretary	1998	78,256	15,000	—	35,714
Barron B. Cox(2)	2000	97,205	19,100	—	10,000
Vice President, Human Resources	1999	83,030	19,056	—	44,642
	1998	—	—	—	—
Lynn Y. Liu(3)	2000	137,109	—	85,000	—
Former Senior Vice President,	1999	211,192	—	—	—
Corporate Development	1998	160.490	—	—	—
Philip M. Sakakihara(4)	2000	144,736	—	—	13,392
Former Senior Vice President,	1999	200,000	60,000	100,000	26,785
Engineering and Network Operations	1998	16,667	—	—	178,571

(1)
Ms. Steinmetz joined GRIC in July 1999 and received a hire-on bonus of $50,000. Her salary in 2000 includes commissions of $31,525.

(2)
Mr. Cox served as our Vice President, Human Resources from August 1999 until February 2001. His position was eliminated in connection with our restructuring of operations during the first quarter of 2001.

(3)
Ms. Liu ceased to be a GRIC employee in September 2000 and received a severance payment of $85,000. Ms. Liu had no shares subject to an option grant.

(4)
Mr. Sakakihara ceased to be a GRIC employee in September 2000. He earned a one-time hire-on bonus of $100,000 and an annual incentive bonus of $60,000 during 1999.

    The following table sets forth further information regarding option grants to each of the Named Executive Officers during 2000. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option terms.

Option Grants in 2000

		Percent of Total Options Granted to Employees in 2000(%)(2)
	Number of Securities Underlying Options Granted (#)(1)(4)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
			Exercise Price Per Share($)
				Expiration Date
Name					5%	10%
Dr. Hong Chen	400,000	18.24	36.00	3/28/10	$9,056,083	$22,949,891
Joseph M. Zaelit	26,785 40,000	1.22 1.82	56.25 9.625	1/25/10 5/22/10	947,528 242,124	2,401,222 613,591
Kristin L. Steinmetz	22,500 30,000	1.03 1.37	9.625 10.625	5/22/10 9/7/10	136,195 200,460	345,145 508,005
David L. Teichmann	4,000 10,000	.18 .46	36.00 9.625	3/28/10 5/22/10	90,561 60,531	229,499 153,398
Barron B. Cox	10,000.46		12.4375	7/25/10	78,219	198,222
Lynn Y. Liu	—	—	—	—	—	—
Philip M. Sakakihara	13,392.61		56.25	1/25/10	$473,746	$1,200,566

(1)
Options were granted under GRIC's 1999 Equity Incentive Plan.

(2)
Based on an aggregate of 2,192,605 options granted by GRIC during the fiscal year ended December 31, 2000 to employees of and consultants to GRIC, including the Named Executive Officers.

(3)
The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(4)
The shares vest monthly over 50 months.

    The following table sets forth the number of shares acquired upon the exercise of stock options during 2000 and the number of shares covered by both exercisable and unexercisable stock options held by each of the Named Executive Officers at December 31, 2000. Also reported are values of unexercised "in-the-money" options, which represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our Common Stock on December 31, 2000 ($2.125 per share).

Aggregate Option Exercises in 2000 and Year-End Values

			Number of Securities Underlying Unexercised Options at December 31, 2000
					Value of Unexercised In-the-Money Options at December 31, 2000
	Shares Acquired on Exercise
		Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. Hong Chen	—	—	88,000	312,000	$0.00	$0.00
Joseph M. Zaelit	—	—	60,243	158,149	$0.00	$0.00
Kristin Steinmetz	—	—	53,650	141,706	$0.00	$0.00
David L. Teichmann	2,500	$30,812	27,638	37,433	$0.00	$0.00
Barron B. Cox	—	—	17,506	37,136	$0.00	$0.00
Lynn Y. Liu	—	—	—	—	—	—
Philip M. Sakakihara	50,679	$1,239,273	—	—	—	—

Director Compensation

    Except for Mr. Peirce, the Chairman of the Board of Directors, no directors currently receive any cash compensation from GRIC for their service as members of the Board of Directors. Mr. Peirce's offer letter, dated July 22, 1999, provides for an annual salary of $50,000 while serving as the Chairman of the Board of Directors.

    Under GRIC's 1999 Equity Incentive Plan, non-employee directors who become a member of GRIC's Board of Directors after December 14, 1999 are eligible to receive an option to purchase 10,000 shares of Common Stock. In addition, under the terms of GRIC's 1999 Equity Incentive Plan, immediately following the Meeting and each subsequent annual meeting of GRIC's stockholders, each eligible director will automatically be granted an additional option to purchase 7,500 shares of Common Stock if the director has served continuously as a member of the Board of Directors for at least one year. All shares under these grants will be immediately exercisable, subject to a right or repurchase at the exercise price. For initial grants, the right of repurchase will expire as to 20% percent of the shares after 10 months and thereafter in equal installments over the succeeding 40 months. The right of repurchase for grants subsequent to an initial grant will lapse in equal installments over 50 months.

Compensation Committee Interlocks and Insider Participation

    None of the members of the Compensation Committee of the Board was at any time during 2000 an officer or employee of GRIC or any of its subsidiaries. No executive officer of GRIC served during 2000 or serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. Dr. Chen participates in the discussions and decisions regarding salaries and incentive compensation for all executive officers of GRIC, except that Dr. Chen is excluded from discussions regarding his own salary, incentive and stock compensation.

REPORT OF THE
COMPENSATION COMMITTEE

    The Compensation Committee (the "Committee") of the Board of Directors currently consists of Dr. Yen-Son (Paul) Huang, Stanley J. Meresman and Kheng Nam Lee, each of whom are outside directors of GRIC. The Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of GRIC and establishes and reviews general policies relating to compensation and benefits of employees of GRIC. The following is the report of the Committee describing compensation policies and rationale applicable to GRIC's executive oficers for the fiscal year ended December 31, 2000. This Report of the Committee is required by the Securities and Exchange Commission (the "SEC") and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

Compensation Philosophy and Review

    GRIC's executive compensation program is generally designed to align the interests of executives with the interests of stockholders and to reward executives for achieving corporate and individual objectives. The executive compensation program is also designed to attract and retain the services of qualified executives in the highly competitive high technology marketplace. Executive compensation currently consists of a base salary, annual incentive plan and other compensation and benefit programs generally available to other employees.

    The Committee has considered the impact of Section 162(m) of the Internal Revenue Code on the compensation paid to GRIC's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers, unless compensation is performance-based. In general, it is the Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

Base Salaries

    Base salary levels for the Chief Executive Officer ("CEO") and other executive officers are intended to compensate executives competitively within the high-technology marketplace. Base salaries are determined on an individual basis by evaluating each executive's scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. Regarding the latter measure, certain companies included in the peer group index of the stock performance graph are also included in surveys reviewed by the Committee in determining salary levels for the CEO and other executive officers of GRIC. Base salaries for executives are reviewed annually by the Committee and approved by the full Board of Directors.

Annual Incentive Plan

    GRIC provides annual incentive bonuses for its executive officers as well as other key management employees. The annual incentive plan is intended to provide a direct link between management compensation and the achievement of corporate and individual objectives. The level of bonus is based on a percentage of the base salary for the manager for the year. At the beginning of each year, GRIC sets certain corporate objectives (including financial performance goals) and each individual manager sets his or her own personal objectives to support the achievement of the corporate objectives. At the end of the year, performance is assessed and the level of bonus payable, if any, is determined.

Achievement of corporate objectives is given more weight than achievement of personal objectives for purposes of determining the annual bonus. For 2000, annual incentive payments were made at less than 100% of target compensation to reflect the underachievement of certain corporate objectives.

Other Compensation

    GRIC's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including GRIC's 1999 Employee Stock Purchase Plan. In addition, from time to time, executive officers have received sign-on bonuses or other bonuses based on extraordinary effort.

CEO Compensation

    Dr. Hong Chen is Chief Executive Officer and a member of the Board of Directors. The Committee reviews Dr. Chen's compensation annually using the same criteria and policies as are employed for other executive officers and makes recommendations to the Board of Directors. Dr. Chen does not have an employment agreement with GRIC. The Committee recommended, and the Board of Directors approved, an increase in Dr. Chen's base salary from $206,077 in fiscal year 1999 to $275,000 in fiscal year 2000, together with a target annual incentive payment equal to 45% of base salary. This decision was based on a variety of factors, including the increasing scope and responsibility of the CEO office and comparisons of CEO compensation levels for companies of similar size and maturity. The Committee also focused on the performance of GRIC during the 1999 fiscal year and the consummation of GRIC's initial public offering during 1999 in setting compensation for the 2000 fiscal year.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:
Dr. Yen-Son (Paul) Huang, Chairman
Stanley J. Meresman
Kheng-Nam Lee

REPORT OF THE
AUDIT COMMITTEE

    The Audit Committee (the "Audit Committee") of the Board of Directors currently consists of Stanley J. Meresman and Thomas Denys, both of whom are outside directors of GRIC, and Roger L. Peirce, GRIC's Chairman. This Report of the Audit Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that GRIC specifically incorporates this information by reference, and shall not otherwise be deemed "soliciting material" or "filed" under such acts.

    The Audit Committee's purpose is to assist the Board of Directors in its oversight of GRIC's financial accounting, reporting and controls. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent" as required by applicable listing standards of the Nasdaq National Market. The Committee operates pursuant to a charter approved by the Board of Directors on June 14, 2000. A copy of the current charter is attached to this Proxy Statement as Annex A.

    Management is responsible for the preparation, presentation and integrity of GRIC's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee discussed with GRIC's independent auditors the overall scope and plans for its audit. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of GRIC's internal controls and the overall quality of GRIC's financial reporting. The Audit Committee held four meetings during 2000.

    In performing its oversight role, the Audit Committee considered and discussed the audited financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence. The Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The Audit Committee and the Board of Directors also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as independent auditors.

    The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of GRIC's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact "independent" as required by the Nasdaq National Market.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:
Stanley J. Meresman, Chairman
Roger Peirce
Thomas Denys

PERFORMANCE GRAPH

    The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent GRIC specifically incorporates this information by reference and shall not otherwise be deemed soliciting material or filed under such acts.

    The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for GRIC, the Nasdaq Composite Stock Market Index (US) and the JP Morgan H&Q Internet 100 Index. The graph assumes that $100 was invested in the Company's Common Stock, the Nasdaq Composite Stock Market (US) and the JP Morgan H&Q Internet 100 Index from the date of GRIC's initial public offering on December 15, 1999 through December 31, 2000. Note that historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 12 MONTH CUMULATIVE TOTAL RETURN
AMONG GRIC COMMUNICATIONS, INC.
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE JP MORGAN H&Q INTERNET 100 INDEX

	12/15/99	12/31/99	12/31/00
GRIC Communications, Inc.	100.00	181.25	15.18
NASDAQ Stock Market (U.S.)	100.00	112.52	67.72
JP Morgan H&Q Internet 100	100.00	113.64	43.73

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    From January 1, 2000 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $60,000 to which GRIC or any of its subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of the Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a pecuniary interest, except as described in the Executive Compensation section above.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires GRIC's directors and executive officers, and persons who own more than 10% of the Common Stock ("10% Stockholders"), to file with the SEC initial reports of ownership on a Form 3 and reports of changes in ownership of our Common Stock and other equity securities on a Form 4 or Form 5. Such executive officers, directors and 10% Stockholders are required by SEC regulations to furnish GRIC with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to GRIC and written representations from the executive officers and directors, GRIC believes that all of its executive officers, directors and 10% Stockholders made all the necessary filings under Section 16(a) during 2000, except as follows: Kim Silverman: (Form 3 filed late to report beneficial ownership of stock and Form 4 filed late to report exercise of stock options).

STOCKHOLDER PROPOSALS

    Stockholder proposals for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's annual meeting of stockholders to be held in 2002 must be received by December 13, 2001. Stockholders wishing to bring a proposal before the annual meeting for 2002 (but not include it in the Company's proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no later than March 15, 2002.

OTHER BUSINESS

    The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      David L. Teichmann
                       Vice President, General Counsel and Secretary

Milpitas, California
April 13, 2001

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

Annex A—Audit Committee Charter

CHARTER OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF GRIC COMMUNICATIONS, INC.

I. PURPOSE

    The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of GRIC Communications, Inc. (the "Company") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

  •
  monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors and the Company's financial and senior management;

  •
  review and evaluate the independence and performance of the Company's independent auditors; and

  •
  facilitate communication among the Company's independent auditors, the Company's financial and senior management and the Board.

    The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

    While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management, working with the Company's independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II. MEMBERSHIP

    All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

    As of the date this charter is adopted and until June 13, 2001, the Committee shall consist of at least two members of the Board. At least a majority of the members shall be persons who are not officers or employees of the Company or any subsidiary and who do not have any other relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As of June 14, 2001, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III. MEETINGS

    Meetings of the Committee shall be held from time to time as determined by the Board and/or the members of the Committee. The Committee should periodically meet with the independent auditors out of the presence of management about internal controls, the completeness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chairman of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company's financial statements.

IV. RESPONSIBILITIES AND DUTIES

    The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

     1. Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

     2. In connection with the Committee's review of the annual financial statements:

    •
    Discuss with the independent auditors and management the financial statements and the results of the independent auditors' audit of the financial statements.

    •
    Discuss any items that are required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     3. In connection with the Committee's review of the quarterly financial statements, the Committee members, or the chairman of the Committee on behalf of all the Committee members, will:

    •
    Discuss with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

    •
    Discuss significant issues, events and transitions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

     4. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

     5. Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of their systems of reporting to the audit committee.

     6. Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

     7. Review the independence and performance of the independent auditors. Recommend to the Board of Directors the appointment or discharge of the independent auditors.

     8. Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following: (i) the independent auditor's ultimate accountability to the Board and the Committee, as representatives of the Company's stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

     9. Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

    10. Review the independent auditors' audit plan.

    11. Approve the fees and other significant compensation to be paid to the independent auditors.

    12. Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

    13. Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

    14. Maintain minutes of meetings and periodically report to the Board of Directors on significant matters related to the Committee's responsibilities.

    15. Review and reassess the adequacy of the Committee's charter at least annually. Submit the charter to the Company's Board of Directors for review and include a copy of the charter as an appendix to the Company's proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

    16. Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

PROXY
GRIC COMMUNICATIONS, INC.
1421 McCarthy Blvd., Milpitas, California 95035

Annual Meeting of Stockholders—May 16, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Dr. Hong Chen and Joseph M. Zaelit, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of stock of GRIC Communications, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual Meeting of Stockholders of GRIC Communications, Inc. (the "Meeting") to be held on May 16, 2001 at 10:00 a.m., local time, at the Sheraton Hotel, 1801 Barber Lane, Milpitas, California 95035, and at any adjournment or postponement thereof.

When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, if no specification is made, will be voted for the Board of Director nominees and for Proposal 2, and this Proxy authorizes the above designated Proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

[See reverse side]	(Continued and to be signed on reverse side)	[See reverse side]

[X] Please mark votes as in this example.

The Board of Directors recommends a vote FOR the Proposals:

1.	ELECTION OF SIX DIRECTORS.
	Nominees:	Roger L. Peirce	Thomas Denys
		Dr. Hong Chen	Dr. Yen-Son (Paul) Huang
		Bharat Davé	Kheng Nam Lee
[ ] For All Nominees [ ] Withhold From All Nominees

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided above.
2.	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.
[ ] For [ ] Against [ ] Abstain

    Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this Proxy in the enclosed return envelope so that your shares may be represented at the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                [    ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT         [    ]

    Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

Signature: ____________________________________ Date: ________________________

Signature: ____________________________________ Date: ________________________

QuickLinks

GRIC COMMUNICATIONS, INC. 1421 McCarthy Blvd. Milpitas, California 95035
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GRIC COMMUNICATIONS, INC. 1421 McCarthy Blvd. Milpitas, California 95035
PROXY STATEMENT 2001 ANNUAL MEETING OF STOCKHOLDERS
April 13, 2001
VOTING RIGHTS AND SOLICITATION OF PROXIES
EXPENSES OF SOLICITATION
REVOCABILITY OF PROXIES
PROPOSAL NO. 1—ELECTION OF DIRECTORS
The Board of Directors recommends that the stockholders vote " FOR " the election of each of the nominees listed above.
PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
The Board of Directors recommends that the stockholders vote " FOR " the ratification of the appointment of Ernst & Young LLP as GRIC's independent auditors for the fiscal year ending December 31, 2001.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in 2000
Aggregate Option Exercises in 2000 and Year-End Values
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
COMPARISON OF 12 MONTH CUMULATIVE TOTAL RETURN AMONG GRIC COMMUNICATIONS, INC. THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE JP MORGAN H&Q INTERNET 100 INDEX
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
OTHER BUSINESS
Annex A—Audit Committee Charter CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF GRIC COMMUNICATIONS, INC.